UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2005

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Century/ML Cable Venture is a joint venture that is owned 50 percent by Century Communications Corporation, a wholly owned, indirect subsidiary of Adelphia Communications Corporation, and 50 percent by ML Media Partners, L.P. (the “Joint Venture”).  The Joint Venture is a debtor and debtor in possession in its own chapter 11 case and is filing a motion in its chapter 11 case seeking:  (1) court authorization to file a motion under seal, which motion will seek approval of a break up fee and expense reimbursement in connection with a proposed sale of the joint venture to a consortium of private equity buyers led by MidOcean Partners LP and Crestview Capital Partners, LP, (2) the extension of exclusivity in favor of the buyers until the earlier of the ruling on the break up fee and expense reimbursement motion and 60 days from the filing of the break up fee and expense reimbursement motion, and (3) an extension of the terms of the previously filed expense reimbursement letter.

In the proposed transaction, all of the outstanding interests in the Joint Venture would be sold to the buyers for $520 million, subject to working capital, operating cash flow, subscriber and other customary adjustments.  Consummation of the transaction is subject to bankruptcy court approval, the receipt of financing by the buyers and other customary conditions, many of which are outside the control of the sellers and the Joint Venture.  There can be no assurance whether or when such conditions will be satisfied.

The sale of the Joint Venture will not resolve the pending litigation between ML Media  and Adelphia and its subsidiaries.

A copy of the press release announcing the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1                 Press Release, dated June 6, 2005.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ sale of Century/ML Cable Venture (“Century/ML”), expected future financial position, results of operations, cash flows, sale of the Company, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations.  The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of Century/ML to MidOcean Partners, L.P. and Crestview Partners is approved and consummated, whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation is approved and consummated, whether the proposed settlements with the Securities and Exchange Commission and the United States Attorney’s Office for the Southern District of New York and any other agreements needed to effect those settlements are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

	By:	/s/ Brad M. Sonnenberg
Name: Brad M. Sonnenberg
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated June 6, 2005